EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-166173, 333-25129, and 333-207179) and Form S-3 (No. 333-204080 and 333-240280) of GEE Group Inc. f/k/a General Employment Enterprises, Inc. ("GEE") of our report dated December 23, 2021, relating to the consolidated financial statements of GEE, which appears in the Form 10-K of GEE for the year ended September 30, 2021.

/s/ Friedman LLP
Marlton, New Jersey
December 23, 2021